SUPPLEMENT TO LIFE INSURANCE APPLICATION

ALLOCATION OF PREMIUM PAYMENTS: Allocation must be in while percentage points totaling 100%.

THE ALGER AMERICAN FUND

a. _____% Alger American Growth Portfolio (AGR)

b. _____% Alger American MidCap Growth Portfolio (AMG)

c. _____% Alger American Small Capitalization Portfolio (ASC)

FIDELITY'S VARIABLE INSURANCE PRODUCTS FUNDS I & II

e. _____% Asset Manager Portfolio (FAM)

f.  _____% Contrafund Portfolio (FCF)

g. _____% Equity Income Portfolio (FEI)

h. _____% Growth Portfolio (FGP)

I.  _____% High Income Portfolio (FHI)

j.  _____% Index 500 Portfolio (FIN)

k. _____% Investment Grade Bond Portfolio (FIG)

l.  _____% Money Market Portfolio (FMM)

m._____% Overseas Portfolio (FOS)

JANUS ASPEN SERIES

n. _____% Aggressive Growth Portfolio (JAG)

o. _____% Growth Portfolio (JGP)

p. _____% International Growth Portfolio (JIG)

q. _____% Worldwide Growth Portfolio (JWG)

NEUBEGER&BERMAN ADVISORS MANAGEMENT TRUST

r.  _____% Limited Maturity Bond Portfolio (NLM)

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s. _____% Partners Portfolio (NPP)

NORTHSTAR VARIABLE TRUST

t.  _____% Northstar Growth Fund (NGF)

u. _____% Northstar High Yield Bond Fund (NHY)

v. _____% Northstar Income and Growth Fund (NIG)

w._____% Northstar International Value Fund (NIV)

x. _____% Northstar Multi-Sector Bond Fund (NMS)

OCC ACCUMULATION TRUST

y. _____% Equity Portfolio (OEP)

z. _____% Global Equity Portfolio (OGE)

aa. ____% Managed Portfolio (OMP)

bb. ____% Small Cap Portfolio (OSC)

PUTNAM VARIABLE TRUST

cc. ____% Putnam VT Asia Pacific Growth Fund (PAP)

dd. ____% Putnam VT Diversified Income Fund (PDI)

ee. ____% Putnam VT Growth & Income Fund (PGI)

ff. _____% Putnam VT New Opportunities Fund (PNO)

gg. ____% Putnam VT Utilities Growth & Income Fund (PUT)

hh. ____% Putnam VT Voyager Fund (PVY)

OTHER INVESTMENT COMPANIES/FUNDS

Specify both the investment company and fund names.

ii. _____% _________
jj. _____% __________

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kk. ____% __________

ll. _____% __________

Allocation affects all future payments until changed by you.

We reserve the right to limit your participation to a total of seventeen Sub-Accounts over the lifetime of your Policy. Upon participation in the seventeenth Sub-Account, you would be able to allocate premiums to and transfer within the seventeen Sub-Accounts already used and which are still available, but could not participate in any other Sub-Accounts.

I understand and agree that this supplement is part of my application for life insurance and will be considered part of my Policy with ReliaStar Life Insurance Company.

Date

Signature of Agent

Signature of Proposed Owner